AMENDED AND RESTATED BY-LAWS

OF

JOHN HANCOCK PREMIUM DIVIDEND FUND

SEPTEMBER 27, 2013

Section 16.2 Invalidity	24
ARTICLE XVII - GOVERNING LAW	24
ARTICLE XVIII - AMENDMENTS	24
ARTICLE XIX – NET ASSET VALUE	24

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AMENDED AND RESTATED

BY-LAWS OF

JOHN HANCOCK PREMIUM DIVIDEND FUND

SEPTEMBER 27, 2013

The Amended and Restated By-Laws (the "By-Laws") of the John Hancock Premium Dividend Fund (the "Trust") have been adopted pursuant to the authority granted by the Trust's Amended and Restated Agreement and Declaration of Trust dated December 12, 1989, as amended or restated from time to time (the "Declaration of Trust").

ARTICLE I - DEFINITIONS

All capitalized terms used and not defined herein have the respective meanings given them in the Declaration of Trust.

"Board of Trustees" shall have the meaning set forth in Section 3.8.

"Broker Non-Vote" shall have the meaning set forth in Section 3.10.

"Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which commercial banks in The City of New York are required or authorized by law to close.

"Custodian" means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

"Delivery Date" shall have the meaning set forth in Section 3.4.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Hedging Activities" shall have the meaning set forth in Section 3.8.

"Independent Trustee" shall mean a Trustee who is not an "interested person" as defined under Section 2(a)(19) of the 1940 Act.

"Meeting Record Date" shall have the meaning set forth in Section 3.4. "NYSE" shall mean the New York Stock Exchange.

"Outstanding" Shares shall mean those Shares shown from time to time on the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

"Person" shall mean and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

"Preferred Shares" shall have the meaning set forth in Section 9.1(a).

"Proposed Nominee" shall mean each person whom a Shareholder proposes to nominate for election as a Trustee.

"Proposed Nominee Associated Person" of any Proposed Nominee shall mean (A) any Person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such Proposed Nominee or Person acting in concert with the Proposed Nominee and (C) any Person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person.

"public announcement" shall have the meaning set forth in Section 3.8.

"Shareholder Associated Person" of any beneficial or record holder of Shares shall mean (A) any Person acting in concert with such shareholder, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such shareholder or any Person acting in concert with such shareholder, (C) any Person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person and (D) any member of the immediate family of such shareholder or Shareholder Associated Person.

"Shareholder Requested Meeting" shall have the meaning set forth in Section 3.4.

"Special Meeting in Lieu of an Annual Meeting" shall mean a special meeting of Shareholders called by Trustees for the purpose of electing Trustees in the event that an annual meeting is not held on or before such date as may be required by the 1940 Act, the NYSE or such other exchange or trading system on which shares are principally traded, if applicable.

"Special Meeting Percentage" shall have the meaning set forth in Section 3.4. "Special Meeting Request" shall have the meaning set forth in Section 3.4.

"Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including any and all assets of or allocated to any Class or Series, as the context may require.

"Written Request" shall have the meaning set forth in Section 3.12.

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ARTICLE II - OFFICES

Section 2.1 Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in Boston, Massachusetts.

Section 2.2 Other Offices. The Trust may have offices in such other places without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE III - SHAREHOLDERS

Section 3.1 Meetings. Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Declaration of Trust or required by the 1940 Act at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate.

Section 3.2 Conduct of Meetings. The Trustees may adopt by resolution such rules and regulations for the conduct of any meeting of the Shareholders as they shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Trustees, the chair of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Trustees or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at and participation in the meeting to Shareholders, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by Shareholders; and (g) the extent to which, if any, other participants are permitted to speak.

Section 3.3 Annual Meetings. To the extent required by the 1940 Act or the rules and regulations of the NYSE, or such other exchange or trading system on which the Shares are principally traded, annual meetings of the Shareholders of the Trust or a Series or Class thereof shall be held on such date and at such time as the Trustees shall designate.

Section 3.4 Special Meetings.

a) Special meetings of the Shareholders may be called at any time by the Chairman, the President, any Vice President or will be called by the President or the Secretary at the request, in writing or by resolution, of a Majority of the Trustees. Subject to subsection (b) of this Section 3.4, a special meeting of Shareholders shall also be called by the President or the Secretary of the Trust upon the written request of the Shareholders holding twenty-five percent (25%) or more of the total number of the Outstanding Shares of the Trust entitled to vote at such meeting.

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b) In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders (or their duly authorized agents) as of the date of such request entitled to cast not less than twenty-five percent (25%) (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary by registered mail, return receipt requested. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the special meeting, shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed), the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, and shall set forth all information that each such Shareholder and, with respect to the beneficial owners of Shares on whose behalf such request is being made, each such beneficial owner of Shares would be required to disclose in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the proposed business to be brought before the meeting pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act"), as well as the additional information required by 3.8(b) of these By-Laws. Proof of the requesting Shareholder's or Shareholders' ownership of Shares at the time of request for a special meeting must accompany the Special Meeting Request. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary. \

c) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (b) of this Section 3.4, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

d) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman, the President, the Vice President, or the Trustees, whoever has called for the meeting. In the case of any special meeting called by the President or the Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Trustees fail to designate, within thirty (30) days after the date that a valid and complete Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the ninetieth (90th) day after the date the valid and complete request for such meeting is actually received by the Trust or, if such ninetieth (90th) day is not a Business Day, on the first preceding Business Day; and provided further that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the Chairman, the President, the Vice President or the Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of

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the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date or if such thirtieth (30th) day after the Delivery Date is not a Business Day, the close of business on the first Business Day following such date shall be the Meeting Record Date.

e) If at any time as a result of written revocations of requests for the special meeting, Shareholders (or their duly authorized agents) entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before the meeting by notice sent to all other requesting Shareholders. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

f) The Chairman, the President, the Vice President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least 25% or more of the issued and Outstanding Shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     Section 3.5 Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail, telegraphic or electronic means to each Shareholder at such Shareholder's address as recorded on the register of the Trust mailed or, if the notice is provided electronically, furnished or delivered at least seven (7) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Exchange Act. No notice need be given to any Shareholder who shall have failed to inform the Trust of such Shareholder's current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or such Shareholder's attorney thereunto authorized, is filed with the records of the meeting.

     Section 3.6 Postponements; Adjournments. The Trustees may, prior to a meeting of Shareholders being convened, postpone such meeting from time to time to a date that is a reasonable time after the date set for the original meeting. The chair of any meeting of the Shareholders may adjourn the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the

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Trust may transact such business which properly may have been transacted at the original meeting. Any adjourned meeting may be held as adjourned one or more times without further notice on a date that is a reasonable time after the date of the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of this Section 3.6 shall be given to each Shareholder entitled to vote at the meeting and each other Shareholder entitled to notice of the meeting.

Section 3.7 Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting or telegraphic transmission or other electronic means) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. When any Share is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless, electronic or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by such Shareholder's guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

Section 3.8 Nominations and Proposals by Shareholders.

a) Annual Meetings of Shareholders; Special Meeting in Lieu of an Annual Meeting.

Nominations of persons for election as a Trustee and the proposal of other business to be considered by the Shareholders may be made at an annual meeting of Shareholders or Special Meeting in Lieu of an Annual Meeting (i) pursuant to the Trust's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Trustees or any committee thereof or (iii) by any Shareholder of the Trust who was a Shareholder both at the time of giving of notice provided for in this Section 3.8(a) and at the time of the annual meeting or Special Meeting in Lieu of an Annual Meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.8(a).

For nominations for election to the Trustees or other business to be properly brought before an annual meeting or a Special Meeting in Lieu of an Annual Meeting by a Shareholder pursuant to this Section 3.8(a), the Shareholder must have given timely notice thereof in writing

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to the Secretary of the Trust and any such proposed business must otherwise be a proper matter for Shareholder action. To be timely, a Shareholder's notice must be delivered to the Secretary of the Trust at the principal executive office of the Trust by not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not later than the tenth (10th) day following the day on which public announcement of the date such meeting is first made by the Trust, provided, further, in the case of a Special Meeting in Lieu of an Annual Meeting, notice by the Shareholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Trust. In no event shall the postponement of an annual meeting or Special Meeting in Lieu of Annual Meeting or of an adjournment or postponement of an annual meeting or a Special Meeting in Lieu of an Annual Meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

A Shareholder's notice with respect to an annual meeting or a Special Meeting in Lieu of an Annual Meeting to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address,residence address and principal occupation or employment of such person and any Proposed Nominee Associated Person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person and any Proposed Nominee Associated Person, (C) the date such shares were acquired and the investment intent of such acquisition, and (D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Proposed Nominee or any Proposed Nominee Associated Person, with respect to Shares, (E) a representation as to whether such Proposed Nominee is an "interested person" (as defined under Section 2(a)(19) of the 1940 Act) of the Trust and sufficient information about the Proposed Nominee to permit counsel to the Trust to confirm such representation, including information with respect to each relationship set forth in Section 2(a)(19) of the 1940 Act which may cause such Proposed Nominee to be an "interested person" (as defined under Section 2(a)(19) of the 1940 Act) of the Trust or a representation that no such relationship exists, (F) information to establish to the satisfaction of the Trust's board of Trustees ("Board of Trustees") that the Proposed Nominee satisfies any Trustee qualifications that may from time to time be adopted by the Board of Trustees, and (G) all other information relating to such person and any Proposed Nominee Associated Person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and any Proposed Nominee Associated Person (including any anticipated benefit to

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the Shareholder and any Proposed Nominee Associated Person therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made and any Shareholder Associated Person, (1) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner and any Shareholder Associated Person, (2) the class and number of Shares which are owned beneficially or of record by such Shareholder and such beneficial owner and any Shareholder Associated Person, and the date such shares were acquired and the investment intent of such acquisition, (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Shareholder or beneficial owner or any Shareholder Associated Person with respect to any Share (collectively "Hedging Activities"), (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest or profit interest or other transaction has been entered into by or on behalf of such Shareholder or such beneficial owner, or any Shareholder Associated Person, with respect to Shares, (5) a representation that the Shareholder giving notice intends to appear in person or by proxy at the annual meeting or Special Meeting in Lieu of an Annual Meeting to bring such business before the meeting (6) information relating to such Shareholder or such beneficial owner or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before an annual meeting pursuant to Section 14 of the Exchange Act, (7) the extent to which such Shareholder or such beneficial owner or any Shareholder Associated Person, if any, has engaged in Hedging Activities with respect to shares or other equity interests of any other trust or company, and (8) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such Shareholder or such beneficial owner, or any Shareholder Associated Person, and any other Person or Persons (including their names) in connection with the proposal of such business and any material interest of such Shareholder or such beneficial owner or any Shareholder Associated Person, in such business, including any anticipated benefit therefrom to such Shareholder or such beneficial owner, or any Shareholder Associated Person and (iv) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder or beneficial owner supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder's notice. Notwithstanding anything in this paragraph (a) of Section 3.8 to the contrary, in the event that the number of Trustees to be elected is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred (100) days prior to the first anniversary of the date of the preceding year's annual meeting, a Shareholder's notice required by this Section 3.8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth (10th) day immediately following the day on which such public announcement is first made by the Trust.

b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders (other than any Special Meeting in Lieu of an Annual Meeting) as shall

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have been brought before the meeting (i) pursuant to the Trust's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Trustees or any committee thereof or (iii) by any Shareholder who was a Shareholder both at the time of giving of notice provided for in this Section 3.8(a) and at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.8(b).

For any business to be properly brought before a special meeting by a Shareholder pursuant to this Section 3.8(b) (other than nominations for election of Trustees which may only be brought at an annual meeting or Special Meeting in Lieu of an Annual Meeting and in accordance with the provisions of Section 3.8(a)), the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and any such proposed business must otherwise be a proper matter for Shareholder action. To be timely, a Shareholder's notice must be delivered to the Secretary of the Trust at the principal executive office of the Trust by not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

A Shareholder's notice with respect to a special meeting to be proper must set forth: (i) as to any business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and any Shareholder Associated Person (including any anticipated benefit to the Shareholder and any Shareholder Associated Person therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made, (ii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made and any Shareholder Associated Person, (1) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner and any Shareholder Associated Person, (2) the Class and number of Shares which are owned beneficially or of record by such Shareholder and such beneficial owner and any Shareholder Associated Person, and the date such shares were acquired and the investment intent of such acquisition (3) whether the Shareholder or such beneficial owner or any Shareholder Associated Person has engaged in any Hedging Activities , (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest or profit interest or other transaction has been entered into by or on behalf of such Shareholder or such beneficial owner, or any Shareholder Associated Person, with respect to Shares, (5) a representation that the Shareholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (6) information relating to such Shareholder or such beneficial owner or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Shareholder or such beneficial owner or any Shareholder Associated Person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, (7) the extent to which such Shareholder or such beneficial owner or any Shareholder Associated Person, if any, has engaged in Hedging Activities with respect to shares or other equity interests of any other trust or company, and (8) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such Shareholder or such beneficial owner, or any

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Shareholder Associated Person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such Shareholder or such beneficial owner or any Shareholder Associated Person, in such business, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person and(iii) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder or beneficial owner supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such Shareholder's notice.

c) General. Only such persons who are nominated in accordance with the procedures set forth in Section 3.8(a) shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.8, provided that nothing herein shall prohibit the Trustees from submitting matters to Shareholders at any special meeting requested by any Shareholder. The chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.8 and, if any proposed nomination or other business is not in compliance with this Section 3.8, to declare that such nomination or proposal shall be disregarded. For purposes of this Section 3.8, the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission.

d) Compliance with State and Federal Law. Notwithstanding the foregoing provisions of this Section 3.8, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.8. Nothing in this Section 3.8 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 3.9 Quorum and Required Vote. Except as otherwise provided by the Declaration of Trust or by law, to constitute a quorum for the transaction of any business at any meeting of Shareholders, there must be present, in person or by proxy, holders of a majority of the total number of Outstanding Shares of the Trust entitled to vote at such meeting; provided that if a Class (or Series) of Shares is entitled to vote as a separate Class (or Series) on any matter, then in the case of that matter, a quorum shall consist of the holders of a majority of the total number of Outstanding Shares of that Class (or Series) entitled to vote at the meeting. Shares owned directly or indirectly by the Trust, if any, shall not be deemed outstanding for this purpose. Except as otherwise required by law or by the Declaration of Trust or by these ByLaws, all matters shall be decided by a majority of the votes cast, as provided herein, by persons entitled to vote thereon; and except as otherwise required by law or by the Declaration of Trust or by these By-Laws the Trustees shall be elected by a plurality of the votes cast, as provided herein, by persons entitled to vote.

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Section 3.10 Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Broker Non-Votes and Shares which abstain with respect to one or more proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Except as otherwise provided by law, abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote cast on such proposal. A "Broker Non-Vote" occurs if a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal. Except as otherwise provided by law, Broker Non-Votes will be treated as present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to such proposal, but will not be counted as a vote cast on such proposal.

Section 3.11 Inspectors of Election. In addition to any other inspector of election provided for in these By-Laws, in advance of any meeting of the Shareholders, the Trustees, by resolution, may appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is appointed or able to act at a meeting of the Shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable binding law, inspectors may be officers, employees or agents of the Trust. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law or assigned by the chair of the meeting and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable binding law.

Section 3.12 Action without Meeting.

a) Action by Written Consent. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust, or the ByLaws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders. Any action by written consent must be a proper subject for Shareholder action by written consent under applicable law.

b) Request for Record Date. Shareholders may act by written consent if Shareholders who own in the aggregate at least a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust, or the ByLaws), shall (i) by written notice to the Secretary request that the Trustees fix a record date (a "Written Request") prior to soliciting any written consents in respect of such action, (ii) solicit consents to take such action from all Shareholders, and (iii) continuously own (as determined in accordance with the Trustees) not less than a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust, or the By-Laws) through the date of delivery of written consents signed by Shareholders having the requisite votes to take such action. Delivery of such Written Request shall be by hand, by

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registered U.S. mail, or by courier service to the attention of the Secretary at the principal executive offices of the Trust. A Shareholder may revoke a Written Request with respect to such Shareholder's Shares at any time by written revocation delivered to the Secretary. In addition, any disposition of Shares of the Trust's stock made at any time prior to the delivery of the first written consent with respect to the action for which the Written Request is submitted shall constitute a revocation, with respect to such disposed Shares, of any such Written Request.

c) Contents of Written Request. A Written Request shall be signed and dated by each Shareholder, or duly authorized agent of such Shareholder, submitting the Written Request and shall be accompanied by (i) the information required by Section 3.4(b) and Section 3.8 to the extent such information would be required if such Shareholder were requesting a special meeting or proposing business under such Sections instead of making a Written Request and (ii) an acknowledgment that any disposition of Shares described in Section 3.12(b) constitutes a revocation of the Written Request with respect to such disposed Shares. In addition, the Shareholders shall promptly provide any other information reasonably requested by the Trust.

d) Record Date. The Trustees shall promptly, but in all events within thirty (30) days after the date on which a Written Request complying fully with these By-Laws (including Section 3.12(e)) is received by the Secretary, adopt a resolution fixing the record date for determining Shareholders entitled to take action by written consent. If no record date has been fixed by the Trustees within thirty (30) days after the date on which a Written Request fully complying with these By-Laws is received by the Secretary, and the Written Request involves a matter that is a proper subject for action by written consent under Section 3.12(e), the record date shall be the date on which the first Shareholder signs the written consent setting forth the action taken or proposed to be taken in accordance with this Section 3.12.

e) Actions Which May Be Taken by Written Consent. Notwithstanding the foregoing, the Trustees shall not be obligated to set a record date for an action by written consent if (i) such action is not a proper subject for Shareholder action, either by written consent or otherwise, under applicable law, (ii) the Trustees have called or call for an annual meeting or special meeting to be held within ninety (90) days after the Secretary receives the Written Request and the Trustees determine in good faith that the business of such annual meeting or special meeting is to include (among any other matters properly to be brought before the annual or special meeting) the business specified in the Written Request, or (iii) an annual or special meeting that included the business specified in the Written Request (as determined in good faith by the Trustees) was held not more than ninety (90) days before the Written Request was received by the Secretary, or (iv) the Written Request or any solicitation of consents to such action by written consent was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

f) Inspectors of Election. In the event of the delivery, in the manner provided by this Section 3.12 and applicable law, to the Trust of the requisite written consent or consents to take action and any related revocation or revocations, the Chairman, the President, the Vice President, or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported consent or revocation received by the Secretary. For the purpose of permitting the inspectors to perform such review, no action by written consent

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without a meeting shall be effective until such date as the independent inspectors certify to the Trust that the consents delivered to the Trust in accordance with this Section 3.12 represent not less than the minimum number of votes necessary to take the action at a meeting at which all Shareholders entitled to vote on the action are present and voting. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

g) Date of Written Consent; Notice to Shareholders. Every written consent shall bear the date of signature of each Shareholder who signs the consent, and no written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered in accordance with this Section 3.12, a written consent or consents signed by Shareholders having the requisite votes to take such action are delivered to the Secretary in the manner prescribed in this Section 3.12. The action by written consent will take effect as of the date and time of the certification of the written consents in accordance with Section 3.12(f) of these By-Laws, unless otherwise provided by law.

 h) Effectiveness of Written Consent. Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the Shareholders by less than unanimous written consent except in accordance with the Declaration of Trust and these By-Laws. If the Trustees shall determine that any request to fix a record date or to take Shareholder action by written consent was not properly made in accordance with the Declaration of Trust and these By-Laws, or the Shareholder or Shareholders seeking to take such action do not otherwise comply with the Declaration of Trust and these By-Laws, then the Trustees shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of the Declaration of Trust and these By-Laws with respect to Shareholders seeking to take an action by written consent, any Shareholder seeking to have the Shareholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action. Notwithstanding anything in the Declaration of Trust or these By-Laws to the contrary (i) Shareholders may act without a meeting by unanimous written consent, and none of the foregoing provisions shall apply to such action, and (ii) where written consents are solicited by or at the direction of the Trustees, Shareholders may act upon the action for which consents are solicited by or at the direction of the Trustees without a meeting if the action is taken by Shareholders having not less than the minimum number of votes necessary to take that action at a meeting at which all Shareholders entitled to vote on the action are present and voting, and none of the foregoing provisions shall apply to such action.

Section 3.13 Record Date. In order that the Trust may determine the Shareholders entitled to notice of or to vote at any meeting of the Shareholders or any adjournment thereof, the Trustees may fix a record date, which record date shall be a reasonable date and time prior to the date of any meeting of the Shareholders and shall not precede the date upon which the resolution fixing the record date is adopted by the Trustees, and shall not be less than ten (10) days before the date of such meeting. If no record date is fixed by the Trustees, the record date for determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall be

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at the close of business on the day preceding the day on which notice is given, or, if no notice is given, at the close of business on the day preceding the day on which the meeting is held. A determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall apply to any adjournment of the meeting; provided, however, that the Trustees may fix a new record date for the adjourned meeting.

ARTICLE IV - TRUSTEES

Section 4.1 Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman, the Vice Chairman or by a Majority of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or electronic means to each Trustee at such Trustee's business address, or personally delivered to such Trustee at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by such Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Trustee. Subject to the requirements of the 1940 Act, a notice or waiver of notice need not specify the purpose of any meeting. Subject to the requirements of the 1940 Act, the Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Subject to the requirements of the 1940 Act, participation in a telephone conference meeting shall constitute presence in person at such meeting. Subject to the requirements of the 1940 Act, any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a Majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Subject to the requirements of the 1940 Act, such consents shall be treated as a vote for all purposes. Only the Trustees and any additional persons invited by the President, the Chairman or by a Majority of the Trustees shall be allowed to participate in or attend any meeting of the Trustees.

Section 4.2 Term of Office of Trustees. The term of office of the Trustees shall be as provided in the Declaration of Trust.

Section 4.3 Quorum and Manner of Acting. A Majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-Laws) the act of a Majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a

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Majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

Section 4.4 Retirement Age. The retirement age for Trustees shall be seventy five (75) and therefore each Trustee shall retire from service on December 31 of the year in which he or she reaches his or her seventy-fifth (75th) birthday unless the Trustees resolve that it is in the interest of the Trust to permit such Trustee to serve as a Trustee until such later date as may be designated by the Trustees.

Section 4.5 Chairman of the Trustees. The Trustees shall appoint from among their number a Chairman. The Chairman shall preside at the meetings of the Trustees and may call meetings of the Trustees and of any committee thereof whenever he or she deems it necessary or desirable to do so. The Chairman may in his or her discretion preside at any meeting of the shareholders, and may delegate such authority to another Trustee or officer of the Trust. The Chairman shall exercise and perform such additional powers and duties as from time to time may be assigned to him or her by the Trustees, and shall have the resources and authority appropriate to discharge the responsibilities of the office.

Section 4.6 Powers and Duties of the Vice Chairman. The Trustees may, but need not, appoint one or more Vice Chairman of the Trust. Each Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Trustees or the Chairman.

Section 4.7 Interested Trustees. No contract or transaction between the Trust and one or more of its Trustees or officers, or between the Trust and any other Trust, partnership, association or other organization in which one or more of its Trustees or officers are Trustees or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Trustee or officer is present at or participates in the meeting of the Trustees or committee thereof which authorizes the contract or transaction, or solely because any such Trustee's or officer's vote is counted for such purpose if: (i) the material facts as to the Trustee's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Trustees or the committee, and the Trustees or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Trustees, even though the Independent Trustees be less than a quorum; or (ii) the material facts as to the Trustee's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or (iii) the contract or transaction is fair as to the Trust as of the time it is authorized, approved or ratified by the Trustees, a committee thereof or the Shareholders.

Section 4.8 Governance. The Trustees may from time to time require all its members (including any individual nominated to serve as a Trustee) to agree in writing as to matters of corporate governance, business ethics and confidentiality while such persons serve as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Trustees, as amended and supplemented from time to time in the discretion of the Trustees.

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Section 4.9 Records. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary of the meeting appointed by the Board of Trustees.

ARTICLE V - COMMITTEES

Section 5.1 Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Class or a Series thereof, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration of Trust or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other committees from time to time; the number composing such committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such committees to be determined by the Trustees. The Trustees may designate a chair of any such committee. In the absence of such designation the committee may elect its own chair.

Section 5.2 Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any committee, (2) specify the manner of calling and notice required for special meetings of any committee, (3) specify the number of members of a committee required to constitute a quorum and the number of members of a committee required to exercise specified powers delegated to such committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a committee without a meeting, and (5) authorize the members of a committee to meet by means of a telephone conference circuit.

Each committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

ARTICLE VI - OFFICERS

Section 6.1 General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 6.2 Election, Term of Office and Qualifications. The officers of the Trust and any Class or Series thereof shall be elected by the Trustees. Each officer elected by the Trustees

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shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person.

Section 6.3 Resignation; Removal.

a) The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a Majority of the Trustees present at any such meeting, at which a quorum is present. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

b) Any officer of the Trust may resign by filing a written resignation with the President or with the Trustee or with the Secretary, which shall take effect on being so filed or at any time as may otherwise be specified therein.

Section 6.4 Powers and Duties of the President. The President shall be the chief executive officer of the Trust and shall preside at all meetings of the Trustees and Shareholders in the absence of the Chairman or a Vice Chairman. Subject to the control of the Trustees and to the control of any committees of the Trustees, within their respective spheres as provided by the Trustees, the President shall at all times exercise general supervision over the business and policies of the Trust. The President shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as the President may find necessary to transact the business of the Trust or any Series or Class thereof. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series or Class thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to the President by the Trustees.

Section 6.5 Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees and the President.

Section 6.6 Powers and Duties of the Treasurer. The Treasurer shall deliver all funds of the Trust or any Series or Class thereof which may come into his or her hands to such Custodian as the Trustees may employ. The Treasurer shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and the Treasurer shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.7 Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; the Secretary shall have custody of the seal of the Trust; the Secretary shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. The

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Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, the Secretary shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

Section 6.8 Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him or her by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.9 Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

Section 6.10 Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that such officer is also a Trustee.

Section 6.11 Designation of Principal Accounting Officer(s) and Principal Financial Officer(s). The Trustees shall designate by resolution one or more officers of the Trust as the principal accounting officer(s) and the principal financial officer(s) for all purposes required by the Securities Act of 1933, as amended from time to time.

ARTICLE VII - SHARES OF BENEFICIAL INTEREST

Section 7.1 Share Certificates. The Trustees may issue Shares either in certificated or uncertificated form, and if they have issued Shares in certificated form, they may, by written notice to the holders of such Shares, require the surrender of their certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of such Shares. For any Shares issued without certificates, the Trust or its transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration of Trust. For any Shares for which the Trustees shall issue certificates, each holder of such Shares shall be entitled to a certificate stating the number of Shares owned by him or her in such form as shall be prescribed from time to time by the Trustees. The certificates representing Shares shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Trust. Any or all of the signatures or the seal of the

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Trust on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate which shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

Section 7.2 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, transfer and registration of certificates for Shares of the Trust. They may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for Shares to bear the signature or signatures of any of them.

Section 7.3 Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing Shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or such owner's legal representative to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Trustees in their absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or issuance of a new certificate.

Section 7.4 Disclosure of Holdings. The record or beneficial holders of Shares or other securities of the Trust, including any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction with respect to Shares, shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust, including any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction with respect to Shares, as the Trustees deem necessary or appropriate.

Section 7.5 Register of Shares. A register shall be kept at the principal office of the Trust or an office of the transfer agent or other similar agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof in accordance with the Declaration of Trust, and such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No shareholder shall be entitled to receive payment of any dividend or distribution, nor be entitled to receive notice as provided herein, until the shareholder has given their address to the transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon.

Section 7.6 Transfer of Shares. Shares shall be transferable on the records of the Trust only by Shareholder thereof or by a bona fide agent of such Shareholder duly authorized in writing, upon delivery to the Trustees, the transfer agent or other similar agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the

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transfer shall be recorded on the register of the Trust, and until such record is made, the Shareholder shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

ARTICLE VIII - INDEMNIFICATION

Section 8.1 Indemnification of Trustees, Officers, Etc. The Trust shall indemnify each of its Trustees, officers, employees and agents, and any person who serves at the Trust's request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to, together with such person's heirs, executors, administrators or other legal representatives, as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred or paid by such Covered Person in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding (i) not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust, or (ii) to be liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Expenses, including counsel fees but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, so incurred by any such Covered Person shall be paid from time to time by the Trust in advance of a final decision on the merits in any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Article; provided, however, that either (i) such Covered Person shall have provided appropriate security for his undertaking, (ii) the Trust shall be insured against losses arising from any such advance payments, or (iii) either a majority of a quorum of Trustees who are neither "interested persons" of the Trust as the quoted phrase is defined in the 1940 Act (or who have been exempted from being "interested persons" by any rule, regulation or order of the Commission) nor parties to the action, suit or other proceeding in question and against whom no other action, suit or proceeding on the same or similar grounds is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Disinterested Trustees"), or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification under this Article VIII.

Section 8.2 Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without a final decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either did not act in good faith in the reasonable belief that his action was in the

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best interests of the Trust or is liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, indemnification shall be provided if (i) approved as in the best interests of the Trust by a majority of the Disinterested Trustees upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Covered Person acted in good faith in the reasonable belief that his action was in the best interests of the Trust and is not liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (ii) there has been obtained an opinion of independent legal counsel, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any such approval or opinion shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Article VIII if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust or to have been liable to the Trust or its shareholders by reason of willful misfeasance bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 8.3 Indemnification Not Exclusive. The right of indemnification provided by this Article VIII shall not be exclusive of or affect any other rights to which any Covered Person may be entitled. Nothing contained in this Article VIII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

Section 8.4 Other Indemnification. The Trust may enter into indemnification agreements with any Trustee of the Trust and with any officer of the Trust subject to such other qualifications, limitations or restrictions as provided in the Declaration of Trust.

ARTICLE IX - TERMS OF COMMON SHARES

Section 9.1 Common Shares.

a) The Common Shares shall rank junior to any issued and outstanding preferred shares ("Preferred Shares") with respect to payment of dividends and distributions on liquidation or dissolution and shall have such other qualifications, limitations or restrictions as provided in the Declaration of Trust.

b) Except as otherwise provided herein or by law and the Declaration of Trust, the holders of the Common Shares shall be entitled to one vote for each whole Share on each matter submitted to a vote of the Shareholders of the Trust. If Preferred Shares are issued and outstanding, the holders of the Common Shares and the holders of the Preferred Shares shall vote

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together as a single class except as herein provided or to the extent otherwise required by the 1940 Act or the Declaration of Trust.

c) After all accumulated and unpaid dividends upon all Preferred Shares, if any, for all previous dividend periods have been paid, and full dividends on all outstanding Preferred Shares, if any, for the then-current dividend period have been paid or declared and a sum sufficient for the payment thereof set apart therefore, then and not otherwise, dividends or other distributions may be declared upon and paid to the holders of the Common Shares, to the exclusion of the holders of the Preferred Shares, if any.

d) In the event of the dissolution, liquidation, or winding up of the Trust, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to the holders of the Preferred Shares, the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, if any, to share ratably in all remaining assets of the Trust.

ARTICLE X - INCORPORATION

Pursuant to Article IV, Section 4.2 of the Declaration of Trust, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all or any portion of the Trust Property or the Trust Property allocated or belonging to such Class or Series or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or any portion of the Trust Property or the Trust Property allocated or belonging to such Class or Series to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust or such Class or Series holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring all or a portion of the Trust Property to such organization or entities.

ARTICLE XI - FISCAL YEAR

The fiscal year of the Trust and any Class or Series thereof shall be established by resolution of the Trustees.

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ARTICLE XII - INSPECTION OF BOOKS

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by applicable law or authorized by the Trustees.

ARTICLE XIII - SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe but the absence of a seal shall not impair the validity or execution of any document.

ARTICLE XIV – REPORTS TO SHAREHOLDERS

The Trustees shall submit to Shareholders such written financial reports of the transactions of the Trust and Class or Series thereof, as required by applicable law.

ARTICLE XV - SUFFICIENCY AND WAIVERS OF NOTICE

Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or electronic means for the purposes of these By-Laws when it has been delivered to a representative of any entity holding itself out as capable of sending notice by such means with instructions that it be so sent.

ARTICLE XVI - PROVISIONS IN CONFLICT WITH LAW OR REGULATION

Section 16.1 Severability. The provisions of these By-Laws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986 or with other applicable binding laws and regulations, the conflicting provision shall be construed in such a manner consistent with such law as may most closely reflect the intention of the offending provision; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.

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Section 16.2 Invalidity. If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.

ARTICLE XVII - GOVERNING LAW

These By-Laws shall be subject to and construed according to the laws of the Commonwealth of Massachusetts.

ARTICLE XVIII - AMENDMENTS

These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by a vote of a Majority of the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to federal or state law, the Declaration of Trust or these By-Laws, a vote of the Shareholders, in which case such vote of Shareholders, together with a vote of a Majority of the Trustees, shall be required.

ARTICLE XIX – NET ASSET VALUE

The net asset value of each Outstanding Common Share of the Trust or of each Series or Class thereof shall be determined on such days and at such time or times as the Trustees may determine. The value of the assets of the Trust or any Series thereof and the net asset value of Outstanding Shares may be determined in such manner as shall be approved by the Trustees and consistent with the 1940 Act.

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